EXHIBIT 10.2
TRANSITION AND SEPARATION AGREEMENT

    This Transition and Separation Agreement (this “Agreement”) by and between Mike Hansen (“Executive”) and Alkami Technology, Inc., a Delaware corporation (the “Company”), is made effective as of the eighth day after the date Executive signs this Agreement if not revoked in accordance with Section 7(c) (the “Effective Date”) with reference to the following facts:
A. Executive’s employment with the Company will end effective upon the Separation Date (as defined below).

B.    Executive and the Company want to end Executive’s employment relationship amicably and also to establish the obligations of the parties including, without limitation, the transition of Executive’s duties, all amounts due and owing to Executive, and Executive’s willingness to render certain continuing service on the Company’s board of directors.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Separation Date. Executive’s role as Chief Executive Officer and status as an executive officer of the Company and each of its affiliates shall end effective as of November 5, 2021 (the “Transition Date”). Executive acknowledges and agrees that his status as an employee of the Company shall end effective as of the earliest of (i) December 17, 2021, (ii) the date Executive takes any action that constitutes Cause (as defined in the Amended and Restated Executive Employment Agreement entered into between Executive and the Company effective as of March 22, 2021 (the “Employment Agreement”)) or (iii) the date Executive voluntarily terminates his employment with the Company (such earliest date, the “Separation Date”).
2.Continued Employment.
(a)Transitional Employment Period. From the Transition Date through the Separation Date (the “Transitional Employment Period”), Executive shall remain employed by the Company in a non-executive capacity as Advisor to the Board of Directors of the Company (the “Board”), and Executive shall provide transition services on an as-needed basis in Executive’s areas of expertise and work experience and responsibility, as may be requested by the Board or its Chair.
(b)Salary and Benefits Continuation. During the Transitional Employment Period, Executive will continue to be paid base salary at the rate in effect on the date of this Agreement and continue to be eligible for the employee benefit plans made available to similarly situated employees of the Company on the terms and conditions set forth in such employee benefit plans. For clarification, notwithstanding the fact that Executive’s employment ends hereunder before year end and before the regular date for payment of executive bonuses for 2021, Executive will receive an annual bonus for 2021 at the same time and at the same rate of deemed achievement of Company bonus targets, as other senior executives. All payments made to Executive during the Transitional Employment Period will be subject to any required withholding taxes and authorized deductions.
(c)Equity Awards. During the Transitional Employment Period, each Company equity award held by Executive shall remain outstanding and continue to vest in accordance with its terms. Executive acknowledges that each option held by Executive that constitutes an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), shall, notwithstanding any Board service as contemplated in Section 3, cease to qualify as an incentive stock option as of the three month anniversary of the Separation Date and if exercised after such date will not be eligible for the favorable tax consequences associated with incentive stock options.
(d)Protection of Information. Executive agrees that, during the Transitional Employment Period and thereafter, Executive will not, except for the purposes of performing Executive’s duties to the Company, seek to obtain any confidential or proprietary information or materials of the Company. Executive reaffirms his commitment to remain in compliance with Executive’s Employee Proprietary Information Agreement (the “Confidentiality Agreement”) during the Transitional Employment Period and, to the extent provided therein, thereafter.
3.Continued Board Service.
(a)Transitional Board Service Period. Executive will continue to make himself available to serve as a member of the Board, from the Separation Date through the earliest of (i) December 31, 2022, (ii) the date Executive takes any action that constitutes Cause, and (iii) the date Executive voluntarily resigns as a member of the Board (the “Transitional Board Service Period”).
(b)Compensation. During the Transitional Board Service Period, Executive’s sole compensation shall be the vesting of equity awards in accordance with their vesting schedules, as in effect as of the Separation Date. In the event the end of the Transitional Board Service Period coincides with December 31, 2022, then the vesting of each unvested equity award held by Executive as of such date shall thereupon be accelerated as to 100% of the underlying shares. Executive shall also receive such vesting acceleration in the event that his Transitional Board Service Period ends due to Executive’s death, disability (as determined in the reasonable discretion of the Board), or a failure to be re-elected to the Board.
(c)Waiver. During the Transitional Board Service Period, Executive shall not be paid cash compensation or granted equity compensation in accordance with the Company’s Non-Employee Director Compensation Program and hereby expressly waives any right thereto.
4.Final Paycheck; Payment of Accrued Wages and Expenses.

(a)Final Paycheck. As soon as administratively practicable on or after the Separation Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement or the Release of Claims (as defined below).
(b)Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Separation Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement or the Release of Claims.
5.Separation Payments. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) the timely execution and non-revocation of this Agreement, (ii) the delivery to the Company of a signed copy of the General Release of Claims attached hereto as Exhibit A (the “Release of Claims”) that becomes effective and irrevocable during the 30-day period immediately following the Separation Date, (iii) Executive’s performance of Executive’s continuing obligations pursuant to this Agreement and the Confidentiality Agreement and (iv) Executive’s employment hereunder not being terminated by the Company for Cause, to provide Executive the severance payments set forth below. Specifically, the Company and Executive agree as follows:
(a)Severance Pay. The Company shall pay Executive an amount equal to his annual base salary, at the rate in effect immediately prior to the Separation Date. Such payment shall be made on the Company’s first regular payroll date following the date the Release of Claims becomes effective and irrevocable.
(b)COBRA Coverage. The Company shall pay to Executive a lump sum cash payment in an amount equal to the Company’s estimated cost for Executive’s COBRA premiums over a 12-month period based on rates in effect on the Separation Date. Such payment shall be made on the Company’s first regular payroll date following the date the Release of Claims becomes effective and irrevocable.
(c)Withholding. All amounts payable under this Agreement shall be subject to applicable tax withholdings and deductions.
(d)Sole Separation Benefit. Executive agrees that the payments provided by this Section 5 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement. Executive acknowledges and agrees that the payments referenced in this Section 5 constitute adequate and valuable consideration for the promises contained in this Agreement and the Release of Claims.

6.Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof.
7.Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 7, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, the Texas Commission on Human Rights Act and § 451.001 of the Texas Workers’ Compensation Act, and all of their respective implementing regulations; claims for wages under the Texas Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of Texas; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing;

and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;
(v)Claims for indemnification under Executive’s indemnification agreement with the Company, the Company’s Bylaws, or applicable law; and
(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
(c)Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Agreement;
(ii)Executive has been given at least 21 days to consider this Agreement;
(iii)Any changes made to this Agreement do not restart the 21-day period in which Executive has to consider this Agreement; and
(iv)Executive has seven days after signing this Agreement to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Agreement to Brian R. Smith, Chairperson of the Board, email: Brian@s3vc.com. Executive understands that if Executive revokes this Agreement, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in this Agreement, other than as provided in Section 4.
8.Non-Disparagement, Transition, and Transfer of Company Property. Executive further agrees that:

(a)Non-Disparagement. Executive shall not disparage or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately in any manner reasonably likely to injure its or their business or personal reputation. The Company shall not, and shall instruct its directors and officers to not, disparage or defame Executive, either publicly or privately, in any manner reasonably likely to injure Executive’s business or personal reputation. Nothing in this Section 8(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency, or any statement otherwise required by law.
(b)Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties.
(c)Return of Company Property. Executive warrants and represents that, no later than the Separation date, Executive will turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property that are the property of the Company and that Executive has in Executive’s possession, custody or control, with the exception of any such materials or property necessary to Board service or otherwise provided to non-employee Board members. Company will provide technical assistance to Executive with any downloading and transferring of electronically-recorded information necessary under this paragraph (unless Company agrees in writing that Executive may maintain possession of such electronically-recorded information on the condition that he shall not make any disclosure or use thereof that is not authorized in writing by the Company).
9.Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
10.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.
11.Restrictive Covenants. Executive reaffirms Executive’s continuing obligations under the Confidentiality Agreement, including, without limitation, the restrictive covenants under Sections 5, 6 and 7 thereof.
12.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than Texas.
13.Final Agreement; Amendment; Counterparts. This Agreement, together with the Confidentiality Agreement and the agreements evidencing Executive’s equity awards, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
14.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
15.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidentiality Agreement. Executive acknowledges and agrees that the payments provided in Section 5 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement. For the avoidance of doubt, nothing in the Confidentiality Agreement or this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange

Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidentiality Agreement or this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
16.Executive’s Cooperation.  After the Separation Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give truthful and complete testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment and Executive shall be compensated at the rate of $300 per documented hour spent on such request.
17.Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption and the separation pay exemption provided in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Executive’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Separation Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
(Signature page(s) follow)

The undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: November 4, 2021	By:	/s/ Mike Hansen
Mike Hansen

Address:

Alkami Technology, Inc.
Attention: President & CEO
5601 Granite Parkway, Suite 120
Plano, TX 75024

DATED: November 4, 2021	By:	/s/ Brian R. Smith
Brian R. Smith
Chairperson of the Board

Address:

Alkami Technology, Inc.
Attention: Chairperson of Board of Directors
5601 Granite Parkway, Suite 120
Plano, TX 75024

[Signature page to Transition and Separation Agreement]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

    This General Release of Claims (“Release”) is entered into as of _________________, 202__, between Mike Hansen (“Executive”) and Alkami Technology, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective eight days after Executive’s signature hereto, unless Executive revokes Executive’s acceptance of this Release as provided in Paragraph 1(c), below.

1.Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred in connection with his employment or other relationship with the Company and the conclusion of that employment or other relationship that the Company as of the date Executive signs this Release.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, the Texas Commission on Human Rights Act and § 451.001 of the Texas Workers’ Compensation Act, and all of their respective implementing regulations; Claims for wages under the Texas Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company or affiliate employee benefit plan, program or policy;
(v)Claims for indemnification under Executive’s indemnification agreement with the Company, the Company’s Bylaws or any other applicable law; and
(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
(c)Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Release;
(ii)Executive has been given at least 21 days to consider this Release;
(iii)Executive has seven days after signing this Release to revoke it. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Release to Brian R. Smith, Chairperson of the Board, email: Brian@s3vc.com. Executive understands that if Executive revokes this Release, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in the Transition and Separation Agreement, other than as provided in Sections 2 and 4 thereof.

2.Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this Release and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in Section 4 of the Transition and Separation Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Release by the Company and Executive, this Release will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
3.Maintaining Confidential Information. Executive reaffirms his obligations under the Confidentiality Agreement (within the meaning of the Transition and Separation Agreement). Executive acknowledges and agrees that the payments and benefits provided in Section 5 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.
4.Cooperation With the Company. Executive reaffirms Executive’s obligations to cooperate with the Company pursuant to Section 16 of the Transition and Separation Agreement.
5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of Texas, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.Integration Clause. This Release and the Transition and Separation Agreement contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.

9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

Intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED AS OF , 202	By:
Mike Hansen

Address:

Alkami Technology, Inc.
Attention: President & CEO
5601 Granite Parkway, Suite 120
Plano, TX 75024

DATED AS OF , 202	By:
Brian R. Smith
Chairperson of the Board

Address:

Alkami Technology, Inc.
Attention: Chairperson of Board of Directors
5601 Granite Parkway, Suite 120
Plano, TX 75024